UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2017 (July 12, 2017)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

Satisfaction and Discharge of Indentures

Existing Holdings Notes Indenture

On July 17, 2017, Affinion Group Holdings, Inc. (“Affinion Holdings”) completed its previously announced redemption (the “Existing Holdings Notes Redemption”) of all of its outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (CUSIP No. 008294 AE0), originally issued on December 12, 2013 (the “Existing Holdings Notes”). The total redemption price for the Existing Holdings Notes Redemption was 103.4375% of the principal amount of the Existing Holdings Notes, plus accrued and unpaid interest to, but not including, the redemption date of July 15, 2017. Affinion Holdings used proceeds from the issuance of Additional Notes (as defined below) pursuant to the previously disclosed Investor Purchase Agreement, dated as of March 31, 2017, amended and restated as of May 9, 2017, among Affinion Holdings, Affinion Group, Inc., Affinion Investments, LLC (“Affinion Investments”) and certain investors party thereto (the “Investors”) (such agreement, as amended, supplemented or otherwise modified from time to time, the “Investor Purchase Agreement”), to effect the Existing Holdings Notes Redemption.

On July 17, 2017, Affinion Holdings and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Existing Holdings Notes Trustee”) under the Indenture, dated as of December 12, 2013, between Affinion Holdings and the Existing Holdings Notes Trustee (as amended, supplemented or otherwise modified from time to time, the “Existing Holdings Notes Indenture”), entered into a Satisfaction and Discharge Agreement to satisfy and discharge the Existing Holdings Notes Indenture and the obligations of Affinion Holdings thereunder.

Existing Investments Notes Indenture

On July 17, 2017, Affinion Investments, a wholly-owned subsidiary of Affinion Holdings, completed its previously announced redemption (the “Existing Investments Notes Redemption”) of all of its outstanding 13.50% Senior Subordinated Notes due 2018 (CUSIP No. 00831L AC2), originally issued on December 12, 2013 (the “Existing Investments Notes”). The total redemption price for the Existing Investments Notes Redemption was 103.375% of the principal amount of the Existing Investments Notes, plus accrued and unpaid interest to, but not including, the redemption date of July 15, 2017. Affinion Investments used proceeds from the issuance of Additional Notes pursuant to the Investor Purchase Agreement to effect the Existing Investments Notes Redemption.

On July 17, 2017, Affinion Investments and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Existing Investments Notes Trustee”) under the Indenture, dated as of December 12, 2013, among Affinion Investments, Affinion Investments II, LLC, as guarantor, and the Existing Investments Notes Trustee (as amended, supplemented or otherwise modified from time to time, the “Existing Investments Notes Indenture”), entered into a Satisfaction and Discharge Agreement to satisfy and discharge the Existing Investments Notes Indenture and the obligations of Affinion Investments and the guarantor thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2017, pursuant to the Investor Purchase Agreement, Affinion Group issued $23,730,088 aggregate principal amount of Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 (the “Additional Notes”) to the Investors and Affinion Holdings issued warrants (the “Additional Warrants”) to purchase 414,868 shares of common stock, par value $0.01 per share (the “Common Stock”), of Affinion Holdings to the Investors, which amount reflects the application of the anti-dilution protections of the warrants. Pursuant to the Investor Purchase Agreement, the Investors paid a purchase price of $23,545,229.50 to Affinion Group, which amount includes the payment of pre-issuance accrued interest of $597,905.28 from May 10, 2017. The Additional Notes and Additional Warrants issued by Affinion Group and Affinion Holdings, respectively, to the Investors include the funding premium payable under the Investor Purchase Agreement. In addition, as a result of the anti-dilution protections of the warrants, the number of shares of Common Stock underlying the warrants issued on May 10, 2017 to holders other than the Investors increased, in the aggregate, by 3,487 shares.

The Additional Notes were issued pursuant to the indenture, dated as of May 10, 2017, among Affinion Group, the guarantors party thereto and Wilmington Trust, National Association, as trustee, and constitute a further issuance of, and form a single series with, the $532,616,637 in aggregate principal amount of Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 that Affinion Group issued on May 10, 2017 (the “Initial Notes”). The information set forth in Item 1.01 of Affinion Holdings’ Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2017 regarding the Initial Notes is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 with respect to the Additional Warrants issued to the Investors pursuant to the Investor Purchase Agreement is incorporated herein by reference into this Item 3.02.

On July 12, 2017, in connection with the closing of the pre-emptive rights offer (the “Pre-Emptive Rights Offer”) conducted in accordance with Affinion Holdings’ obligations under the Shareholders Agreement (the “Shareholders Agreement”), dated as of November 9, 2015, as amended, by and among Affinion Holdings and the investors from time to time party thereto, Affinion Holdings issued warrants to purchase 63,741 shares of Common Stock in exchange for approximately $454,473.33 (the “Pre-Emptive Warrants” and, together with the Additional Warrants, the “New Warrants”).

Each New Warrant is exercisable for one share of Common Stock at a price equal to $0.01. New Warrants will not be exercisable if the recipient of the Common Stock to be issued upon exercise has failed to obtain any required consents or waivers from, or failed to file any required notices with, any applicable governmental agency, including the Commissioner of Insurance of the State of North Dakota and the U.K. Financial Conduct Authority.

Affinion Holdings issued the New Warrants in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The New Warrants issued pursuant to the Investor Purchase Agreement were offered and issued only to Investors party to the Investor Purchase Agreement who were “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or institutional “accredited investors” within the meaning of Rule 501 (a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act and who represented to Affinion Holdings that they were “qualified institutional buyers” or institutional “accredited investors.” The New Warrants issued in the Pre-Emptive Rights Offer were offered and issued only to existing holders of at least 1% of the issued and outstanding Common Stock that were party to the Shareholders Agreement (excluding certain investors that waived their pre-emptive rights under the Shareholders Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: July 17, 2017	By:	/s/ Gregory S. Miller
		Name:	Gregory S. Miller
		Title:	Executive Vice President and Chief Financial Officer

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